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                                                                    EXHIBIT 10.2

                              CONSULTING AGREEMENT



        THIS AGREEMENT is made as of the 16th day of June, 1997, by and between Kane International, Ltd., ("Consultant") a Belize corporation and Leading Edge Earth Products, Inc., (the "Company") an Oregon corporation with offices at 319 Nickerson Street, Suite 186, Seattle, WA 98109.

        WHEREAS, Consultant possesses experience as an international consultant; and

        WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

        WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant, as aforesaid; and

        WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

        NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. The Company hereby engages Consultant to render advice and services with respect to international opportunities applicable to the Company. Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement.

2. Representations of Consultant.

As an inducement to, and to obtain the reliance of LEEP in connection with the sale of the shares of Common Stock, Consultant represents and warrants as follows:

        A. Consultant is a corporation organized under the jurisdiction of Belize.

        B. All corporate and other proceedings required to be taken by or on part of Consultant to authorize Consultant to enter into and carry out this


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        Agreement and to acquire the shares of Common Stock hereunder have been or, prior to the Closing will be, duly authorized and properly taken. This Agreement has been duly executed and delivered by Consultant and is valid and enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and the rules of law governing specific performance, injunctive relief and other equitable remedies. Consultant has the capacity in all respects to carry out the services provided herein which are the consideration for shares; the services provided for said shares shall be at equivalent fair market value for the shares to be exchanged at $.40/share for current services, and for such valuation as may be mutually agreed for services in addition to those agreed.

        C. Consultant is not a "U.S. Person" as defined in Regulation S promulgated under the Securities Act of 1933, as amended, by the Securities and Exchange Commission in that Consultant is not:

               C.1    a natural person resident in the United States;

               C.2 a partnership or corporation organized or incorporated under the laws of the United States;

               C.3 an estate of which any executor or administrator is a U.S. Person;

               C.4    a trust of which any trustee is a U.S. Person;

               C.5 an agency or branch of a foreign entity located in the United States;

               C.6 a non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized or incorporated in the United States; and

               C.7 a partnership or corporation organized or incorporate under the laws of any foreign jurisdiction formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act.

        D. At all relevant times related to the negotiation, offer and sale of the shares of Common Stock hereunder, Consultant was outside the United States.

        E. Consultant acknowledges that the Common Stock is subject to a "restricted period" during which the Common Stock may not offered or

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        resold to or for the benefit of any U.S. Person, and that after the expiration of the restricted period the Common Stock may be resold in the United States or to U.S. persons without other restrictions, providing an exemption from the registration requirements of the Securities Act is available.

        F. Consultant agrees that any offer or sale of the Common Stock prior to the expiration of the "restricted period" will be made in accordance with the provisions of Regulation S; and all offering materials and documents used in connection with offers and sales of the Common Stock prior to the expiration of the restricted period must include statements to the effect that the Common Stock has not been registered under the Securities Act and may not be sold in the United States or to U.S. Persons unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

        G. Consultant agrees that it is acting as a principal and that it or its affiliates are not acquiring the shares hereunder with a purpose to distributing said shares without registration or in an attempt to avoid the registration requirements of the U.S. Securities laws or any other applicable jurisdictions.

        H. Consultant represents that it is a sophisticated corporation with respect to investment transactions, and has had the opportunity to review all Reports of the Company which are required to be filed under the Exchange Act of 1934, and to ask questions with respect thereof; in addition, Consultant represents that it is an "accredited investor" as defined by Regulation D promulgated under the Securities Act of 1933. Consultant further represents that it became aware of this investment opportunity through a private introduction by related persons and that it did not become aware of said opportunity through a general solicitation of any form whatsoever.

3. The services to be rendered by Consultant hereunder shall consist of the following:

        A. Rendering advice and performing services relating to the potential establishment of international joint ventures, strategic alliances and merger/acquisition possibilities.

        B. Rendering advice and performing services relating to the development and operation of the Company's products abroad.



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        C. Rendering advice and performing services (upon request) relating to the establishment of one or more international business relationships with similar companies engaged in the same field as the Company.

4. The term of this Agreement shall commence upon execution of this Agreement and shall continue for a period of two (2) years.

5. In consideration of the services to be performed by Consultant, the Company agrees to immediately pay the Consultant 400,000 shares of the Company's Common Stock with the restrictions set forth below. Company reserves the right to cancel this contract within 45 days of the date hereof by notifying Consultant by US certified mail, and if so exercised all shares are to be returned to the Company.

        5.1 All shares referenced herein as compensation to Consultant are to be issued in Street Name of Rothschild Group, S.A. and delivered to Rothschild Group S.A. at Lex House, George Street, P.O. Box N-7101, Nassau Bahamas attention Andrew Bowe - Attorney.



        5.2 Consultant agrees to a two-year hold on all the shares referenced herein, subject to third party rights. Consultant surrenders all rights to the ownership of the shares and such rights that would accompany ownership to Rothschild, S.A. while the shares are with Rothschild Group, S.A. Consultant reserves the right to require Company counsel to provide opinions in regard to Regulation S that may be required for Consultant shares.

        5.3 Consultant further agrees to limit the liquidation process of Consultant shares in such a manner that will not adversely effect the trading market for the Company's securities. Consultant will not sell more than 10% of total LEEP shares owned either obtained herewith or in future compensation paid by LEEP to Consultant over any thirty-day period. Furthermore Consultant agrees to hold any third party entities having interest in Consultant shares to item 3.4.2 and 3.4.3 herein.

6. The Company represents and warrants to Consultant that:

        A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

        B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

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        C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

7. The parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it.

8. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

        Notices shall be addressed to Consultant at:

               Kane International, Ltd.
               SEE ITEM 9 HEREIN

        and to the Company at:

               Leading Edge Earth Products, Inc.
               319 Nickerson Street
               Suite 186
               Seattle, WA 98109

9. Development Period Contact.

        All correspondence between parties during the first sixty (60) days of the Agreement will utilize the firm of Fidelity Capital Houston Texas or their assignee. All inquiries should commence with a faxed letter stating the request or inquiry to:

               Fidelity Capital
               c/o Mark Rice
               4617 Montrose Blvd., C-215
               Houston, TX 77006
               713-520-0676 (ext. 8)
               713-520-0169

10. Miscellaneous.


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        A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's New York City offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

        B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

        C. This Agreement may be executed in multiple counterparts that shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

        D. It is understood and agreed that all communications, negotiations, meetings, agreements and understandings relative to this Agreement have taken place in or from the state of Tennessee or the state of Washington. No communications, offerings, proposals or other forms of negotiations have been conducted in or from the state of Pennsylvania. This agreement may not be modified or terminated orally, and shall be construed and interpreted according to the laws of the state of Washington and enforced in its courts.

        E. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation. Each party has relied exclusively on its own legal, accounting and other tax advisers regarding the treatment of this transaction for federal and state income taxes and no representation, warranty or assurance from any other party or such party's legal, accounting or other adviser.

        F. The Company and Consultant are the only parties to this Agreement, and no one else shall be deemed to have any rights hereunder or be deemed a third party beneficiary.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of day and year first above written.


LEADING EDGE EARTH PRODUCTS, INC.


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(an Oregon corporation)


By:
   -----------------------
Grant Record



KANE INTERNATIONAL, LTD.
(a Belize corporation)



By:/s/ Peyman Zia
   ------------------------
Registered Agent



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